Exhibit 10.2
Contract #410260R1 FT-L
FIRM LATERAL TRANSPORTATION AGREEMENT
(For Use Under Rate Schedule FT-L)
     THIS AGREEMENT is made, entered into and effective as of this 27th day of April, 2006, by and between East Tennessee Natural Gas, LLC, a Tennessee limited liability company hereinafter referred to as “Transporter”, and CNX Gas Company, LLC, a Virginia limited liability Company, hereinafter referred to as “Shipper”. Transporter and Shipper shall be referred to herein individually as “Party” and collectively as “Parties.”
ARTICLE I — DEFINITIONS
     The definitions found in Section 1 of Transporter’s General Terms and Conditions are incorporated herein by reference.
ARTICLE II — SCOPE OF AGREEMENT
     Transporter agrees to accept and receive daily, on a firm basis, at the Receipt Point (s) on the Jewell Ridge Lateral listed on Exhibit A attached hereto, from Shipper such quantity of gas as Shipper makes available up to the applicable Maximum Daily Transportation Quantity, which shall be 210,000 dth per day, plus applicable fuel and loss quantities, and deliver for Shipper to the Delivery Point(s) on the Jewell Ridge Lateral listed on Exhibit A attached hereto an Equivalent Quantity of gas.
ARTICLE III — RECEIPT AND DELIVERY PRESSURES
     Shipper shall deliver, or cause to be delivered, to Transporter the gas to be transported hereunder at pressures sufficient to deliver such gas into Transporter’s system at the Receipt Point(s). Transporter shall deliver the gas to be transported hereunder to or for the account of Shipper at the pressures existing in Transporter’s system at the Delivery Point (s) unless otherwise specified on Exhibit A.
ARTICLE IV — QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENTS
     For all gas received, transported, and delivered hereunder, the Parties agree to the quality specifications and standards for measurement as provided for in Transporter’s General Terms and Conditions. Transporter shall be responsible for the operation of measurement facilities at the Delivery Point(s) and Receipt Point(s). In the event that measurement facilities are not operated by Transporter, the responsibility for operations shall be deemed to be Shipper’s.
ARTICLE V — FACILITIES
     At the time service commences pursuant to this Agreement, the facilities necessary to receive, transport, and deliver gas as described herein are, or will be, in place and no additional facilities are anticipated to be required.

Contract #410260R1 FT-L
FIRM LATERAL TRANSPORTATION AGREEMENT
(For Use Under Rate Schedule FT-L)
ARTICLE VI — RATES FOR SERVICE
6.1	Rates and Charges — Commencing on the date of implementation of this Agreement under Section 10.1, the compensation to be paid by Shipper to Transporter shall be in accordance with Transporter’s effective Rate Schedule FT-L. Where applicable, Shipper shall also pay the Annual Charge Adjustment (“ACA”) surcharge as such rate may change from time to time; provided, however, that the ACA surcharge shall not be assessed on quantities transported under this Rate Schedule to the extent that such quantities are also transported on Transporter’s system under one or more of Transporter’s other Rate Schedules. Except as provided to the contrary in any written or electronic agreement(s) between Transporter and Shipper in effect during the term of this Agreement, Shipper shall pay Transporter the applicable maximum rate(s) and all other applicable charges and surcharges specified in the Notice of Rates in Transporter’s FERC Gas Tariff and in this Rate Schedule. Transporter and Shipper may agree to a discounted rate pursuant to the provisions of Section 41 of Transporter’s General Terms and Conditions, provided that the discounted rate is between the applicable maximum and minimum rates for this service.
6.2	Changes in Rates and Charges — Shipper agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges stated in this Article VI, (b) the rates and charges applicable to service pursuant to Transporter’s Rate Schedule FT-L, and (c) any provisions of Transporter’s General Terms and Conditions as they may be revised or replaced from time to time. Without prejudice to Shipper’s right to contest such changes, Shipper agrees to pay the effective rates and charges for service rendered pursuant to this Agreement. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for adjustment of Transporter’s existing FERC Gas Tariff as may be found necessary to assure Transporter just and reasonable rates.

Contract #410260R1 FT-L
FIRM LATERAL TRANSPORTATION AGREEMENT
(For Use Under Rate Schedule FT-L)
ARTICLE VII — RESPONSIBILITY DURING TRANSPORTATION
     As between the Parties hereto, it is agreed that from the time gas is delivered by Shipper to Transporter at the Receipt Point (s) and prior to delivery of such gas to or for the account of Shipper at the Delivery Point (s), Transporter shall be responsible for such gas and shall have the unqualified right to commingle such gas with other gas in its system and shall have the unqualified right to handle and treat such gas as its own. Prior to receipt of gas at Shipper’s Receipt Point (s) and after delivery of gas at Shipper’s Delivery Point (s), Shipper shall have sole responsibility for such gas.
ARTICLE VIII — BILLINGS AND PAYMENTS
     Billings and payments under this Agreement shall be in accordance with Section 16 of Transporter’s General Terms and Conditions as they may be revised or replaced from time to time.
ARTICLE IX — RATE SCHEDULE AND
GENERAL TERMS AND CONDITIONS
9.1	This Agreement is subject to the effective provisions of Transporter’s Rate Schedule FT-L, or any succeeding rate schedule and Transporter’s General Terms and Conditions on file with the Commission, or other duly constituted authorities having jurisdiction, as the same may be changed or superseded from time to time in accordance with the rules and regulations of the Commission, which Rate Schedule and General Terms and Conditions are incorporated by reference and made a part hereof for all purposes.
9.2	In the event of a conflict between the provisions of this Agreement and Transporter’s Rate Schedule FT-L, the provisions of Transporter’s Rate Schedule FT-L shall govern. In the event of a conflict between the provisions of this Agreement and Transporter’s General Terms and Conditions, the provisions of Transporter’s General Terms and Conditions shall govern.

Contract #410260R1 FT-L
FIRM LATERAL TRANSPORTATION AGREEMENT
(For Use Under Rate Schedule FT-L)
ARTICLE X — TERM OF CONTRACT
10.1	This Agreement shall be effective as of the date that Transporter’s Jewell Ridge Lateral is completed and placed in service, and shall remain in force and effect for a primary term of fifteen (15) years (“Primary Term”); provided, however, that if the Primary Term is one year or more, then the contract shall remain in force and effect and the contract term will automatically roll-over for additional five year increments (“Secondary Term”) unless Shipper, one year prior to the expiration of the Primary Term or a Secondary Term, provides written notice to Transporter of either (1) its intent to terminate the contract upon expiration of the then current term or (2) its desire to exercise its right-of-first-refusal in accordance with Section 7.3 of Transporter’s General Terms and Conditions. Provided further, if the Commission or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the Commission or such other governmental body.
10.2	In addition to any other remedy Transporter may have, Transporter shall have the right to terminate this Agreement in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter hereunder when that amount is due, provided Transporter shall give Shipper and the Commission thirty days notice prior to any termination of service. Service may continue hereunder if, within the thirty day notice period, satisfactory assurance of payment is made in accordance with Section 16 of Transporter’s General Terms and Conditions.
ARTICLE XI — REGULATION
11.1	This Agreement shall be subject to all applicable governmental statutes, orders, rules, and regulations and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorizations upon terms acceptable to Transporter and Shipper. This Agreement shall be void and of no force and effect if any necessary regulatory approval or authorization is not so obtained or continued. All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no Party shall be liable to any other Party for failure to obtain or continue such approvals or authorizations.

11.2	Promptly following the execution of this Agreement, the Parties will file, or cause to be filed, and diligently prosecute, any necessary applications or notices with all necessary regulatory bodies for approval of the service provided for herein.

11.3	In the event the Parties are unable to obtain all necessary and satisfactory regulatory approvals for service prior to the expiration of two (2) years from the effective date hereof, then, prior to receipt of such regulatory approvals, either Party may terminate this Agreement by giving the other Party at least thirty (30) days prior written notice, and the respective obligations hereunder, except for the reimbursement of filing fees herein, shall be of no force and effect from and after the effective date of such termination.

11.4	The transportation service described herein shall be provided subject to the provisions of Part 284G of the Commission’s Regulations.

Contract #410260R1 FT-L
FIRM LATERAL TRANSPORTATION AGREEMENT
(For Use Under Rate Schedule FT-L)
ARTICLE XII — ASSIGNMENTS
12.1	Either Party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture or other instrument that it has executed or may execute hereafter as security for indebtedness; otherwise, Shipper shall not assign this Agreement or any of its rights and obligations hereunder, except as set forth in Section 17 of Transporter’s General Terms and Conditions.

12.2	Any person or entity that shall succeed by purchase, transfer, merger, or consolidation to the properties, substantially or as an entirety, of either Party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.
ARTICLE XIII — WARRANTIES
     In addition to the warranties set forth in Section 22 of Transporter’s General Terms and Conditions, Shipper warrants the following:
13.1	Shipper agrees to indemnify and hold Transporter harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.

13.2	Shipper agrees to indemnify and hold Transporter harmless from all suit actions, debts, accounts, damages, costs, losses, and expenses (including reasonable attorney’s fees) arising from or out of breach of any warranty, by Shipper herein.

13.3	Shipper warrants that it will have title to the gas delivered to Transporter under this Agreement.

13.4	Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty; provided, Transporter shall give Shipper and the Commission thirty days notice prior to any termination of service. Service will continue if, within the thirty day notice period, Shipper cures the breach of warranty.

Contract #410260R1 FT-L
FIRM LATERAL TRANSPORTATION AGREEMENT
(For Use Under Rate Schedule FT-L)
ARTICLE XIV — MISCELLANEOUS
14.1	Except for changes specifically authorized pursuant to this Agreement, no modification of or supplement to the terms and conditions hereof shall be or become effective until Shipper has submitted a request for change via the LINK® System and Shipper has been notified via the LINK® System of Transporter’s agreement to such change.

14.2	No waiver by any Party of any one or more defaults by the other in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.

14.3	Except when notice is required via the LINK® System, pursuant to Transporter’s Rate Schedule FT-L, or pursuant to Transporter’s General Terms and Conditions, any notice, request, demand, statement or bill provided for in this Agreement or any notice that either Party may desire to give to the other shall be in writing and mailed by registered mail to the post office address of the Party intended to receive the same, as the case may be, as shown on Exhibit A hereto or to such other address as either Party shall designate by formal written notice to the other. Routine communications, including monthly statements and payments, may be mailed by either registered or ordinary mail. Notice shall be deemed given when sent.

14.4	THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH AND CONTROLLED BY THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE THAT REFERS TO THE LAWS OF ANOTHER JURISDICTION.

14.5	The Exhibit(s) attached hereto is/are incorporated herein by reference and made a part of this Agreement for all purposes.

14.6	If any provision of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at Transporter’s option; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

14.7	This Agreement supersedes and cancels, as of the effective date hereof, the Firm Lateral Transportation Agreement(s) between Shipper and Transporter dated N/A.

Contract #410260R1 FT-L
FIRM LATERAL TRANSPORTATION AGREEMENT
(For Use Under Rate Schedule FT-L)
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

EAST TENNESSEE NATURAL GAS, LLC

BY:	/s/ D. Patrick Whitty
TITLE:	Vice President

(Shipper)
CNX Gas Company, LLC

BY:	/s/ Ronald E. Smith
TITLE:	President

Contract #410260R1 FT-L

Date:	The date that transporter’s Jewell Ridge Lateral is completed and placed in service.
EXHIBIT A TO THE
FIRM LATERAL TRANSPORTATION AGREEMENT
DATED April 27, 2006
Shipper: CNX GAS COMPANY, LLC
Contract Number: 410260
Proposed Commencement Date: THE DATE THAT TRANSPORTER’S JEWELL RIDGE LATERAL IS COMPLETED AND PLACED IN SERVICE
Termination Date: PRIMARY TERM OF FIFTEEN (15) YEARS
Incremental Lateral: JEWELL RIDGE LATERAL
Primary
Receipt Point(s):

	Meter		Interconnect	Location
Name	No.	MDRO	Party	County, State
CNX-JEWELL RIDGE	59334	210,000 DTH	CNX GAS COMPANY, LLC	TAZEWELL, VA
Primary
Delivery Point (s):

	Meter		Interconnect	Location
Name	No.	MDDO	Party	County, State
JEWELL RIDGE	50091	210,000 DTH	EAST TENNESSEE NATURAL GAS, LLC	SMYTH, VA
Name of entity (s) to deliver gas to Transporter:
CNX GAS COMPANY, LLC

Name of entity(s) to receive gas from Transporter:
CNX GAS COMPANY, LLC

•	Transporter shall not be obligated to deliver more cubic feet of gas to any Shipper than the quantity calculated using 1.03 dth per million cubic feet.

Contract #410260R1 FT-L
EXHIBIT A TO THE
FIRM LATERAL TRANSPORTATION AGREEMENT
DATED April 27, 2006
Notices not made via LINK® shall be made to:

Shipper
CNX GAS COMPANY, LLC
4000 BROWNSVILLE RD.
SOUTH PARK, PA 15129-9545
Attn: DIRECTOR, MARKETING

Invoices
CNX GAS COMPANY, LLC
4000 BROWNSVILLE RD.
SOUTH PARK, PA 15129-9545 Attn: GAS ACCOUNTING
New Facilities Required:
COMPLETION OF JEWELL RIDGE LATERAL

New Facilities Charge:
NEGOTIATED RATE AS SPECIFIED IN PRECEDENT AGREEMENT DATED JULY 29, 2005

(This Exhibit A supersedes and cancels Exhibit A dated N/A to the Firm Transportation Agreement dated (N/A.)

EAST TENNESSEE NATURAL GAS, LLC

BY: TITLE:	/s/ D. Patrick Whitty Vice President

CNX GAS COMPANY, LLC

BY: TITLE:	/s/ Ronald E. Smith President

East Tennessee Natural Gas Company

Shipping Address
5400 Westheimer Court
Houston, TX 77056-5310

Mailing Address
P.O. Box 1642 Houston, TX 77251-1642
March 13, 2006
CNX Gas Company, LLC
4000 Brownsville Rd.
South Park, PA 15129-9545
RE:      Service Agreement (Rate Schedule FT-L) No. 410260
Dear Roland:
     East Tennessee Natural Gas, LLC (Transporter) and CNX Gas Company LLC (Shipper) are parties to the above-referenced Service Agreement.
     Shipper and Transporter hereby agree to the rate provisions set forth on the attached pro forma tariff sheet and acknowledge that, upon approval by the Federal Energy Regulatory Commission of such tariff sheet, the rate contained therein will be the rate applicable to the Service Agreement for the term set forth on the tariff sheet.
     If the foregoing accurately sets forth your understanding of the matters described herein, please so indicate by having a duly authorized representative sign in the space provided below and returning an original signed copy to the undersigned.

Sincerely,

East Tennessee Natural Gas, LLC

By: Name:	/s/ D. Patrick Whitty D. Patrick Whitty
Title:	Vice President
ACCEPTED AND AGREED TO
THIS 27th DAY OF APRIL 2006
CNX Gas Company LLC

By: Name:	/s/ Ronald E. Smith Ronald E. Smith
Title:	President

East Tennessee Natural Gas, LLC
FERC Gas Tariff

Third Revised Volume No. 1	Original Sheet No.
STATEMENT OF NEGOTIATED RATES

					Term of Negotiated
Customer Name	Contract Number	Rate Schedule	Demand Rate	Commodity Rate	Rate	Quantity	Receipt Points	Delivery Points
CNX Gas Company, LLC	410260	FT-L	$3.1141	$0.00	3/	210,000 Dth/d	4/	5/

1/	This negotiated rate agreement does not deviate in any material respect from the Form of Service Agreement contained in Transporter’s Tariff. The negotiated rate is applicable only to transportation service up to Customer’s MDTQ from the Primary Point of Receipt to the Primary Point of Delivery.

2/	The primary term commences on the date that Transporter’s Jewell Ridge Lateral is completed and placed in service and continues for 15 years thereafter.

3/	Customer may cause up to 210,000 Dth/d to be received on a primary basis at Meter No.59334.

4/	Customer may cause up to 210,000 Dth/d to be delivered on a primary basis at Meter No.50091

Issued by: D. A. McCallum, Director, Rates and Tariffs
Issued on:	Effective on: